AMERICAN FINANCIAL CORPORATION

             EXHIBIT 21 - SUBSIDIARIES OF THE REGISTRANT


    The following is a list of subsidiaries of AFC at December 31, 1996. All corporations are subsidiaries of AFC and, if indented, subsidiaries of the company under which they are listed.

                                                                   Percentage of
                                                     State of      Common Equity
Name of Company                                      Incorporation   Ownership

American Financial Enterprises, Inc.                  Connecticut        83%
American Premier Underwriters, Inc.                   Pennsylvania       81
  Pennsylvania Company                                Delaware          100
    Atlanta Casualty Company                          Illinois          100
    Infinity Insurance Company                        Florida           100
     Leader National Insurance Company                Ohio              100
   Republic Indemnity Company of America              California        100
   Windsor Insurance Company                          Indiana           100
Great American Holding Corporation                    Ohio              100
  Great American Insurance Company                    Ohio              100
    American Annuity Group, Inc.                      Delaware           81
      AAG Holding Company                             Ohio              100
        Great American Life Insurance Company         Ohio              100
          Loyal American Life Insurance Company       Alabama           100
          Prairie National Life Insurance Company     South Dakota      100
            American Memorial Life Insurance Company  South Dakota      100
        American Annuity Capital Trust I              Delaware          100
    American Empire Surplus Lines Insurance Company   Delaware          100
    American National Fire Insurance Company          New York          100
    Brothers Property Corporation                     Ohio               80
    Great American Management Services, Inc.          Ohio              100
    Mid-Continent Casualty Company                    Oklahoma          100
    Millennium Dynamics, Inc.                         Ohio              100
    Stonewall Insurance Company                       Alabama           100
    Transport Insurance Company                       Ohio              100

    The names of certain subsidiaries are omitted, as such subsidiaries in the aggregate would not constitute a significant subsidiary.

    See Part I, Item 1 of this Report for a description of certain companies in which AFC owns a significant portion and accounts for under the equity method.

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